Exhibit 99.1

Nutanix Reports First Quarter Fiscal 2018 Financial Results

Increase in Federal Sales and Large Deals Drive 46% Percent YoY Growth; Company Shifts Toward Software-Centric Business Model

SAN JOSE, Calif.--(BUSINESS WIRE)--November 30, 2017--Nutanix, Inc. (NASDAQ: NTNX), a leader in enterprise cloud computing, today announced financial results for its first quarter of fiscal year 2018, ended October 31, 2017.

First Quarter Fiscal Year 2018 Financial Highlights

  Revenue: $275.6 million, growing 46% year-over-year from $188.6 million in the first quarter of fiscal 2017
  Billings: $315.3 million, growing 32% year-over-year from $239.8 million in the first quarter of fiscal 2017
  Net Loss: GAAP net loss of $61.5 million, compared to a GAAP net loss of $140.3 million in the first quarter of fiscal 2017; non-GAAP net loss of $24.7 million, compared to a non-GAAP net loss of $26.0 million in the first quarter of fiscal 2017
  Net Loss Per Share: GAAP net loss per share of $0.39, compared to a GAAP net loss per share of $1.89 and a pro forma GAAP net loss per share of $1.09 in the first quarter of fiscal 2017; non-GAAP net loss per share of $0.16, compared to a pro forma non-GAAP net loss per share of $0.20 in the first quarter of fiscal 2017
  Cash and Short-term Investments: $365.9 million, up 5% from the first quarter of fiscal 2017
  Deferred Revenue: $408.8 million, up 48% from the first quarter of fiscal 2017
  Operating Cash Flow: $10.1 million, compared to $4.2 million in the first quarter of fiscal 2017
  Free Cash Flow: $(7.9) million, compared to $(7.8) million in the first quarter of fiscal 2017

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

“We’re pleased to start our fiscal 2018 with a strong Q1 and a meaningful and engaging .NEXT conference in Europe,” said Dheeraj Pandey, Chairman, Founder and CEO of Nutanix. “Over the coming quarters we will thoughtfully adopt a software-centric strategy. Customers will continue to experience the same simple purchasing process and high-quality customer service. With a strong instinct for go-to-market, an imminent and differentiated roadmap for hybrid cloud, and a diverse executive team, I'm very much looking forward to a strong performance in the remainder of fiscal 2018.”

Recent Company Highlights

  Continued Customer Growth: Nutanix ended the first quarter of fiscal 2018 with 7,813 end-customers, adding over 760 new end-customers during the quarter. First quarter customer wins included ConocoPhillips; JLL; Leonardo SpA; Scholastic Inc.; Shinsegae; Toyota Motor North America, Inc. and Trek Bicycle Corporation.
  Increased Number of $1 Million+ Deals: 49 customers with deals over $1 million in the quarter, up 36% YoY.
  Unveiled New Features to Run More Workloads: New services announced at .NEXT Europe 2017 address the unique needs of the diverse set of applications that enterprises need to deliver in a multi-cloud environment. The new Acropolis Object Storage Service, Acropolis Compute Cloud and Nutanix App Marketplace make it simple for IT teams to develop, test and run nearly any application within their enterprise clouds.
  Received Strong Participation in 3rd Annual Customer Conference in Europe: Largest-ever number of European attendees, including 1,085 customers and 670+ partners, joined Nutanix in Nice, France for its .NEXT Europe conference to hear more about the company’s vision for the multi-cloud era.
  Bolstered Board of Directors: Respected industry veterans Sue Bostrom and Craig Conway joined the Nutanix board, bringing with them a wealth of knowledge and expertise from companies including Cisco and Peoplesoft.
  Hired Industry Leaders in Key Roles: Enhanced the executive team with the addition of Lou Attanasio, Chief Revenue Officer; Tyler Wall, Chief Legal Officer; Inder Sidhu, EVP, Global Customer Success and Business Operations and Sherry Lautenbach, SVP, Americas Sales.

“While we will be focusing even more intently on selling software going forward, it’s worth noting what the past twelve months would have looked like had we chosen not to bill any pass-through hardware-related transactions. Nutanix would have recorded nearly $800 million(1) in pure software and support billings and delivered gross margins above 80%,(2) while continuing to be a leader in very large market,” said Duston Williams, Chief Financial Officer of Nutanix. “Looking forward, we expect continued strong top line growth in the remainder of fiscal 2018.”

Q2 Fiscal 2018 Financial Outlook

For the second quarter of fiscal 2018, Nutanix expects:

  Revenues between $280 and $285 million; assuming the elimination of approximately $12 million in pass-through hardware sales;
  Non-GAAP gross margin between 62.5% and 63.5%;
  Non-GAAP operating expenses of approximately $210 million;
  Non-GAAP net loss per share between $0.20 and $0.22, using 161 million weighted shares outstanding.

Supplementary materials to this earnings release, including the company’s first quarter fiscal 2018 investor presentation, can be found at http://ir.nutanix.com/company/financial/.

All forward-looking non-GAAP financial measures contained in this section titled "Q2 Fiscal 2018 Financial Outlook" exclude stock-based compensation expense and amortization of intangible assets and may also exclude, as applicable, other special items. The company has not reconciled guidance for non-GAAP gross margin and non-GAAP loss per share to their most directly comparable GAAP measures because such items that impact these measures are not within its control and are subject to constant change. While the actual amounts of such items will have a significant impact on the company’s non-GAAP gross margin and non-GAAP loss per share, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

(1)	Pure software and support billings during the last twelve months of nearly $800 million is calculated as billings, less direct hardware costs of approximately $268 million for the last twelve months.
(2)	Pure software and support gross margin of above 80% is calculated using non-GAAP gross profit divided by revenue, adjusted to exclude direct hardware costs for the last twelve months.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s fiscal first quarter financial results on a conference call at 4:30 p.m. Eastern time/1:30 p.m. Pacific time today. To listen to the call via telephone, dial 1-833-227-5841 in the United States or 1-647-689-4068 from outside the United States. The conference ID is 5083258. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Nutanix Investor Relations website. A telephonic replay will be available for one week following the conference call at 1-800-585-8367 or 1-416-621-4642, conference ID 5083258.

New Accounting Standard

The Company adopted ASC 606, the new standard related to revenue recognition effective August 1, 2017. Prior period information has been adjusted to reflect the adoption of this new standard.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin percentage, non-GAAP operating expenses, non-GAAP net loss, pro forma non-GAAP net loss per share, and free cash flow. In computing these non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, revaluation of contingent consideration, income tax-related impact, and other acquisition-related costs), loss on debt extinguishment, and changes in the fair value of our preferred stock warrant liability. Billings is a performance measure which our management believes provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Free cash flow is a performance measure that our management believes provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. Adjusted gross margin percentage and non-GAAP operating expense are performance measures which our management believes provides useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin percentage, non-GAAP operating expenses, non-GAAP net loss, pro forma non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross margin percentage, operating expenses, net loss, net loss per share, or net cash (used in) provided by operating activities, respectively. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash (Used In) Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward Looking Statements

This press release contains express and implied forward-looking statements, including but not limited to statements relating to our competitive differentiation, our plans and expectations relating to product sales and shifts in the mix of whether our solutions are sold as an appliance or as software-only, our plans and expectations regarding product features and technology that are under development or in process, and capabilities of such product features and technology, our plans to introduce product features in future releases, and anticipated future financial results, including but not limited to our guidance on estimated revenues, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net loss per share for future fiscal periods. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to develop, or unexpected difficulties or delays in developing, new product features or technology on a timely or cost-effective basis; delays in or lack of customer or market acceptance of our new product features or technology; the failure of our software to interoperate on different hardware platforms; delays in the formation of new strategic partnerships and the possibility that we may not receive anticipated results from forming such strategic partnerships; delays in the transition to focus primarily on software-only transactions; the rapid evolution of the markets in which we compete; our ability to sustain or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to develop, or unexpected difficulties or delays in developing, new product features or technology on a timely or cost-effective basis; and other risks detailed in our Annual Report on Form 10-K for the year ended July 31, 2017, filed with the SEC on September 18, 2017. Additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended October 31, 2017, which should be read in conjunction with these financial results. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation to update forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix makes infrastructure invisible, elevating IT to focus on the applications and services that power their business. The Nutanix Enterprise OS Cloud Software leverages web-scale engineering and consumer-grade design to natively converge compute, virtualization and storage into a resilient, software-defined solution with rich machine intelligence. The result is predictable performance, cloud-like infrastructure consumption, robust security, and seamless application mobility for a broad range of enterprise applications and services. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2017 Nutanix, Inc. All rights reserved. Nutanix, the Enterprise Cloud Platform and the Nutanix logo are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)
	As of
	July 31,	October 31,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$138,359	$132,459
Short-term investments	210,694	233,486
Accounts receivable—net	178,876	171,550
Deferred commissions—current	23,843	26,464
Prepaid expenses and other current assets	28,362	28,942
Total current assets	580,134	592,901
Property and equipment—net	58,072	67,575
Deferred commissions—non-current	49,684	55,520
Intangible assets—net	26,001	24,895
Goodwill	16,672	16,672
Other assets—non-current	7,649	7,347
Total assets	$738,212	$764,910

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$73,725	$68,629
Accrued compensation and benefits	57,521	50,301
Accrued expenses and other liabilities	9,707	9,431
Deferred revenue—current	170,123	190,592
Total current liabilities	311,076	318,953
Deferred revenue—non-current	198,933	218,252
Early exercised stock options liability	851	571
Other liabilities—non-current	10,289	10,554
Total liabilities	521,149	548,330
Commitments and contingencies
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	948,134	1,009,268
Accumulated other comprehensive loss	(106)	(236)
Accumulated deficit	(730,969)	(792,456)
Total stockholders’ equity	217,063	216,580
Total liabilities and stockholders’ equity	$738,212	$764,910

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data, unaudited)
	Three Months Ended
	October 31,
	2016	2017
Revenue:
Product	$153,536	$219,052
Support and other services	35,025	56,500
Total revenue	188,561	275,552
Cost of revenue:
Product (1)(2)	52,210	85,162
Support and other services (1)	17,552	23,460
Total cost of revenue	69,762	108,622
Gross profit	118,799	166,930
Operating expenses:
Sales and marketing (1)(2)	128,625	145,405
Research and development (1)	75,281	64,512
General and administrative (1)	29,372	16,052
Total operating expenses	233,278	225,969
Loss from operations	(114,479)	(59,039)
Other expense—net	(25,712)	(189)
Loss before provision for income taxes	(140,191)	(59,228)
Provision for income taxes	111	2,259
Net loss	$(140,302)	$(61,487)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(1.89)	$(0.39)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted	74,373,788	156,780,631

(1) Includes the following stock-based compensation expense:

	Three Months Ended
	October 31,
	2016	2017
	(in thousands)
Product cost of sales	$966	$570
Support cost of sales	3,350	2,072
Sales and marketing	33,891	13,766
Research and development	34,026	15,542
General and administrative	18,495	3,565
Total stock-based compensation expense	$90,728	$35,515

(2) Includes the following amortization of intangible assets:

	Three Months Ended
	October 31,
	2016	2017
	(in thousands)
Product cost of sales	$238	$895
Sales and marketing	167	211
Total amortization of intangible assets	$405	$1,106

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)
	Three Months Ended
	October 31,
	2016	2017
Cash flows from operating activities:
Net loss	$(140,302)	$(61,487)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,572	11,333
Stock-based compensation	90,728	35,515
Loss on debt extinguishment	3,320	—
Change in fair value of convertible preferred stock warrant liability	21,133	—
Change in fair value of contingent consideration	186	282
Other	183	131
Changes in operating assets and liabilities:
Accounts receivable—net	(36,213)	7,326
Deferred commission	(4,780)	(8,457)
Prepaid expenses and other assets	840	(307)
Accounts payable	5,052	(6,504)
Accrued compensation and benefits	3,518	(7,220)
Accrued expenses and other liabilities	717	(293)
Deferred revenue	51,206	39,788
Net cash provided by operating activities	4,160	10,107
Cash flows from investing activities:
Purchases of property and equipment	(11,915)	(17,965)
Purchases of investments	(87,448)	(59,108)
Maturities of investments	19,950	35,920
Sale of investments	31,638	—
Payments for business acquisitions, net of cash acquired	(184)	—
Net cash used in investing activities	(47,959)	(41,153)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans, net of repurchases	1,472	25,231
Proceeds from initial public offering, net of underwriting discounts and commissions	254,455	—
Payments of offering costs, net	(2,243)	(85)
Repayment of senior notes	(75,000)	—
Debt extinguishment costs	(1,580)	—
Payment of debt in conjunction with a business acquisition	(7,124)	—
Other	73	—
Net cash provided by financing activities	170,053	25,146
Net increase (decrease) in cash and cash equivalents	126,254	(5,900)
Cash and cash equivalents—beginning of period	99,209	138,359
Cash and cash equivalents—end of period	$225,463	$132,459
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$698	$2,066
Cash paid for interest	$1,271	$—
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable	$5,033	$7,084
Vesting of early exercised stock options	$499	$249
Offering costs included in accounts payable	$367	$—
Conversion of convertible preferred stock to common stock, net of issuance costs	$310,379	$—
Reclassification of convertible preferred stock warrant liability to additional paid-in capital	$30,812	$—
Issuance of common stock for business acquisitions	$27,063	$—

Reconciliation of Revenue to Billings
(In thousands, unaudited)
	Three Months Ended
	October 31,
	2016	2017
Total revenue	$188,561	$275,552
Change in deferred revenue, net of acquisitions (1)	51,206	39,788
Billings	$239,767	$315,340

(1) Three months ended October 31, 2016 excluded approximately $6.0 million of deferred revenue assumed in the PernixData acquisition.

Reconciliation of GAAP to Non-GAAP Profit Measures
(In thousands, except share and per share data, unaudited)

	GAAP	Non-GAAP Adjustments				Non-GAAP
	Three Months					Three Months
	Ended					Ended
	October 31,					October 31,
	2017	(1)	(2)	(3)	(4)	2017
Gross profit	$166,930	$2,642	$895	$—	$—	$170,467
Gross margin	60.6%	1.0%	0.3%	—	—	61.9%
Operating expenses:
Sales and marketing	145,405	(13,766)	(211)	—	—	131,428
Research and development	64,512	(15,542)	—	—	—	48,970
General and administrative	16,052	(3,565)	—	(282)	—	12,205
Total operating expenses	225,969	(32,873)	(211)	(282)	—	192,603
Loss from operations	(59,039)	35,515	1,106	282	—	(22,136)
Net loss	$(61,487)	$35,515	$1,106	$282	$(132)	$(24,716)
Weighted-shares outstanding, basic and diluted	156,780,631					156,780,631
Net loss per share, basic and diluted	$(0.39)	$0.23	$—	$—	$—	$(0.16)

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Change in fair value of contingent consideration assumed in the PernixData acquisition
(4) Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Three Months								Three Months
	Ended								Ended
	October 31,								October 31,
	2016	(1)	(2)	(3)	(4)	(5)	(6)	(7)	2016
Gross profit	$118,799	$4,316	$238	$—	$—	$—	$—	$—	$123,353
Gross margin	63.0%	2.3%	0.1%	—	—	—	—	—	65.4%
Operating expenses:
Sales and marketing	128,625	(33,891)	(167)	—	—	—	—	—	94,567
Research and development	75,281	(34,026)	—	—	—	—	—	—	41,255
General and administrative	29,372	(18,495)	—	(672)	(186)	—	—	—	10,019
Total operating expenses	233,278	(86,412)	(167)	(672)	(186)	—	—	—	145,841
Loss from operations	(114,479)	90,728	405	672	186	—	—	—	(22,488)
Net loss	$(140,302)	$90,728	$405	$672	$186	$21,133	$3,320	$(2,109)	$(25,967)
Weighted-shares outstanding, basic and diluted	74,373,788								74,373,788
Pro forma adjustment	53,921,394								53,921,394
Pro forma weighted-shares outstanding, basic and diluted	128,295,182								128,295,182
Net loss per share, basic and diluted	$(1.89)
Pro forma net loss per share, basic and diluted *	$(1.09)	$0.71	$—	$0.01	$—	$0.16	$0.03	$(0.02)	$(0.20)

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Acquisition-related costs
(4) Change in fair value of contingent consideration assumed in the PernixData acquisition
(5) Change in fair value of preferred stock warrant liability
(6) Loss on debt extinguishment
(7) Partial release of valuation allowance from the PernixData acquisition and the tax effect of stock-based compensation expense

*Pro forma non-GAAP basic and diluted net loss per share was computed to give effect to the conversion of all outstanding convertible preferred stock upon closing of our initial public offering on October 5, 2016, as if the conversion had occurred at the beginning of the period.

Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow
(In thousands, unaudited)
	Three Months Ended
	October 31,
	2016	2017
Net cash provided by operating activities	$4,160	$10,107
Purchase of property and equipment	(11,915)	(17,965)
Free cash flow	$(7,755)	$(7,858)

CONTACT:
Nutanix, Inc.
Investor Contact:
Tonya Chin, 408-560-2675
tonya@nutanix.com
or
Media Contact:
Kate Reed, 973-534-9292
kreed@nutanix.com